Exhibit 99.1

                    American Retirement Corporation
          Reports Fourth Quarter and Full Year 2005 Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 24, 2006--American
Retirement Corporation:

    -- Reported diluted earnings per share of $2.17 for the full year, including a second-quarter tax benefit and debt extinguishment cost of $1.69 per share, and $.12 for the fourth quarter.

    -- Reported diluted earnings for the quarter were affected by Hurricane Wilma costs (approximately $.01 per share), non-cash equity compensation expenses (approximately $.02 per share) and increases in utility costs.

    -- Free cash flow was $22 million for the full year, an increase of 127% over 2004. For the fourth quarter, free cash flow was $8 million, an increase of 214% versus the prior year.

    American Retirement Corporation (NYSE: ACR) today reported fourth quarter 2005 diluted earnings of $.12 per share, compared with $.08 per share for the prior year's fourth quarter.
    Bill Sheriff, Chairman, President and CEO of the company, commented, "We finished the year solidly, with excellent cash flow from our operations. We completed an acquisition during the quarter that has a strong strategic fit, is already showing good improvement and will be immediately accretive. We began initiatives in pharmacy and home health to expand our ancillary service offerings. We now have seven community expansions or new developments under construction and have made significant pre-construction progress on a number of other projects."
    "Our operations showed strong year over year increases in revenue and operating contribution with occupancies increasing slightly," he added. "We did experience some negatives in the quarter with Hurricane Wilma expenses, pharmacy start-up costs and increased utilities, each costing about $.01 per share. In addition, with the increase of our stock price, our non-cash equity-based compensation expense for the fourth quarter reached $1.3 million. Our cash flow for the quarter was very strong - reaching a record $8 million of free cash flow. Good operations, strong entry fee sales, reduced leverage and the decreased cost of our capital were the key drivers. For all of 2005, we produced $22 million of free cash flow or $41 million before principal payments on debt. We will continue to balance the use of that cash between strengthening our balance sheet and investing in development and acquisitions."
    (All references to growth rate percentage compare the results of the current period to the prior year comparable period.)

    Financial Highlights

    -- $130 million of total revenue for the fourth quarter of 2005, an 11% increase, and $495 million of total revenue for the full year of 2005, also an 11% increase.

    -- Net income of $4 million ($.12 per diluted share) for the fourth quarter of 2005 versus $2 million ($.08 per diluted share) for the fourth quarter of 2004.

    -- Community operating contribution from the company's three business segments for the fourth quarter of $44 million, an increase of 14%.

    -- Fourth quarter 2005 income from operations of $9 million, a 60% increase over the same prior year period.

    Operational Highlights

    -- Occupancy was 94%, with the company's large retirement communities ending the quarter at 96% and the free-standing assisted living communities ending at 91%.

    -- Same community results showed a 9% increase in revenue and a 13% increase in operating contribution for the year.

    -- Free-standing assisted living communities produced a 9% increase in average monthly revenue per occupied unit, and a 27% increase in monthly operating contribution per occupied unit.

    Operating Review

    The company operates in three business segments:

    -- The Retirement Centers ("Retirement Centers") include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences.

    --  Free-standing assisted living communities ("Free-standing
        AL's") are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs.

    -- The Management Services segment includes fees from management agreements for communities owned by others, development fees and reimbursed expenses.

    For the full year of 2005, the results for the company's three operating segments were as follows:



                                          Year ended
($ in 000's)                               Dec. 31,        $     %
------------------------------------- -------------------
                                       2005      2004    Change Change
----------------------------------------------------------------------
Resident & Healthcare revenue         $488,383  $443,443 44,940  10.1%
----------------------------------------------------------------------
Community operating expense           $326,504  $300,797 25,707   8.5%
----------------------------------------------------------------------
Community operating contribution(1)   $161,879  $142,646 19,233  13.5%
----------------------------------------------------------------------
Community contribution margin             33.1%     32.2%
----------------------------------------------------------------------
Management Services op. contribution    $3,528    $1,882  1,646  87.5%
----------------------------------------------------------------------

    (1) The company evaluates the performance of its business segments primarily based upon their operating contributions, which the company defines as revenue from the segment less operating expenses, excluding depreciation, associated with that segment.

    For the fourth quarter of 2005, the results for the company's three operating segments were as follows:


                                      Three months ended
($ in 000's)                               Dec. 31,        $     %
------------------------------------- -------------------
                                       2005      2004   Change  Change
----------------------------------------------------------------------
Resident & Healthcare revenue         $126,614  $115,293 11,321   9.8%
----------------------------------------------------------------------
Community operating expense            $84,315   $77,055  7,260   9.4%
----------------------------------------------------------------------
Community operating contribution       $42,299   $38,238  4,061  10.6%
----------------------------------------------------------------------
Community contribution margin             33.4%     33.2%
----------------------------------------------------------------------
Management Services op. contribution    $1,848      $443  1,405 317.2%
----------------------------------------------------------------------


    Retirement Centers Segment

    The company's 29 Retirement Centers exhibited strong increases in revenue and operating contribution for the fourth quarter of 2005 as follows:


                                        Three months
      Retirement Centers ($ in 000's):      ended:
--------------------------------------
                                            Dec. 31,       $     %
---------------------------------------------------------
                                         2005     2004   Change Change
----------------------------------------------------------------------

  Resident & Healthcare revenue       $ 97,594   $89,787 $7,807   8.7%
----------------------------------------------------------------------
  Community operating contribution     $32,784   $30,702 $2,082   6.8%
----------------------------------------------------------------------
  Community contribution margin           33.6%     34.2%
----------------------------------------------------------------------
  % Ending Occupancy                        96%       96%
----------------------------------------------------------------------


    The Retirement Center segment continued to produce strong revenue gains.

    -- Ending occupancy was 96%, level with the fourth quarter of 2004, though the number of occupied units increased 2% due to the acquisition of Galleria Woods in the first quarter.

    -- The Retirement Centers ended the quarter with 98% occupancy in the independent living, 95% in the assisted living and 91% in the skilled nursing components of the segment.

    -- Average monthly revenue per occupied unit increased 6% during the quarter versus the prior year to $3,771 - due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (the "Mark to Market" effect of reselling or reletting units at higher current rates) and increased ancillary services, primarily driven by the company's Innovative Senior Care therapy, education and wellness programs.

    The operating contribution for Retirement Centers was $33 million for the fourth quarter of 2005, and $127 million for the full year of 2005. This represented a $2 million or 7% increase over the prior year's fourth quarter and a $10 million or 9% increase over the prior year. The Retirement Centers continue to produce increased monthly operating contribution per occupied unit, attaining $1,267 per unit in the fourth quarter of 2005, a 4% improvement from the prior year's fourth quarter.

    Free-standing AL's Segment

    The company's 32 Free-standing AL's exhibited strong increases in revenue and operating contribution for the fourth quarter of 2005 as follows:


                                        Three months
Free-standing AL's ($ in 000's) (1):        ended:
--------------------------------------
                                           Dec. 31,        $     %
---------------------------------------------------------
                                          2005     2004  Change Change
----------------------------------------------------------------------
  Resident & Healthcare revenue        $29,020   $25,506  3,514  13.8%
----------------------------------------------------------------------
  Community operating contribution      $9,515    $7,536  1,979  26.3%
----------------------------------------------------------------------
  Community contribution margin           32.8%     29.5%
----------------------------------------------------------------------
  % Ending Occupancy                        91%       89%
----------------------------------------------------------------------


    (1) Includes results of 32 Free-standing AL's and excludes nine non-consolidated Free-standing AL's held in joint ventures.

    The revenue increase in the Free-standing AL segment of 14% to $29 million was driven by the following factors:

    -- Average occupancy for the Free-standing AL portfolio was 91% for the fourth quarter, up from 89% a year ago and up from 90% in the third quarter of 2005.

    -- The average monthly revenue per occupied unit increased 9% to $3,678, up from $3,372 per month in the fourth quarter of 2004. The revenue per occupied unit increase was due to rate increases, reduced promotional allowances, increased care services and turnover of residents (the "Mark to Market" effect of reletting units at higher current rates).

    --  The increased use of ancillary services, particularly
        Innovative Senior Care therapy, education and wellness services, also contributed significantly to the revenue increase for this segment.

    The operating contribution for Free-standing AL's was over $9.5 million for the fourth quarter of 2005 and almost $35 million for the full year. This represented a $2 million or 26% increase over the prior year's fourth quarter and a $9 million or 34% increase over the prior year. The Free-standing AL's continue to increase the monthly operating contribution per occupied unit, hitting $1,206 per unit in the fourth quarter of 2005, a 21% improvement from the prior year's fourth quarter. For 2005, 63% of the incremental revenue from the Free-standing AL segment fell to operating contribution.

    Management Services Segment

    The company's Management Services business segment includes management contracts on six Retirement Centers and nine Free-standing AL's, with an aggregate capacity of 2,363 units. The Management Services segment had an operating contribution of $1.8 million in the fourth quarter of 2005, an increase of $1.4 million. This resulted from fees for development management services to third parties, from the addition of the former Epoch communities for part of the quarter and improved performance at the managed communities.

    Financial Review

    Revenues for the quarter increased 11% to $130 million versus the prior year quarter and increased 11% to $495 million for the full year, reflecting the increased average occupied units, the incremental rate increase from the mark to market effect for new residents, rate increases to existing residents and increased ancillary services. Ancillary services revenue was over $22 million for the quarter, up from $18 million a year ago. Ancillary services revenue currently comprises 17% of total revenue.
    Community operating expenses increased 9% for the quarter versus the prior year period, while revenue increased 11%, evidencing good cost control in spite of an increase in utility costs. General and administrative expenses increased $2 million from the fourth quarter of 2004 as a result of $1.2 million of non-cash compensation expense, a portion of Hurricane Wilma expenses and the growth of the Company's business.
    Net income for the fourth quarter of 2005 was $4 million or $.12 per diluted share, compared with $2 million for the prior year's fourth quarter. Year-to-date net income was $70 million, which included the second quarter benefit of $56 million of past tax benefits, and a $794,000 cost related to the second quarter early payment of a debt.
    Free cash flow was $8 million for the fourth quarter, versus $2 million for the fourth quarter of 2004. For the twelve months ended December 31, 2005, free cash flow was $22 million versus $10 million for the same prior year period.

    2006 Earnings Outlook

    The company expects to report net earnings per diluted share for 2006 in a range of $.65 to $.67 per diluted share, which includes an estimated $.12 of share-based, non-cash compensation expense. This guidance does not include the impact of potential future acquisitions.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the company's 2005 fourth quarter and full year financial results and the other matters described above. The call will be held Friday, February 24, 2006 at 9:30 a.m. ET (8:30 a.m. Central) and parties may participate by either calling (877) 252-6354 or through the company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investors Welcome portion of the company's website.

    Additional Filings

    The company will file on or about February 24, 2006 a Form 8-K with the SEC which includes supplemental information relating to the company's fourth quarter and full year 2005 results. This filing will also be available through the Investors Welcome section of the company's website - www.arclp.com.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The company currently operates 76 senior living communities in 19 states, with an aggregate unit capacity of approximately 14,300 units and resident capacity of approximately 16,000. The company owns 27 communities (including nine communities in joint ventures), leases 43 communities, and manages six communities pursuant to management agreements. Approximately 83% of the company's revenues come from private pay sources.

    Risks of Forward Looking Statements

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the company or its management, including, without limitation, all statements regarding the company's future earnings and results of operations and future share-based compensation expenses, all statements regarding the financial effects of recently completed acquisitions, and all statements regarding potential acquisitions and planned expansions and development. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the company's debt and lease obligations, (ii) the company's ability to sell its entrance fee units and to increase occupancy at the company's communities, (iii) the risk that the company will be unable to improve the company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the company's ability to obtain new financing or extend and/or modify existing debt, (vii) the risk that the company will not be able to successfully integrate acquired communities into the company's operations, (viii) the risk of changes in government reimbursement programs including caps on therapy reimbursements, (ix) the risk that the company will be unable to locate acquisition opportunities at prices that the company deems acceptable or to successfully complete planned expansions and developments of new units, and (x) the risk factors described in the company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the company's actual results could differ materially from such forward-looking statements. The company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.




AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                    Three months   Increase (Decrease)
                                 ended December 31,
                                  ------------------- ----------------
                                     2005      2004      $       %
                                  --------- --------- -------- -------
Revenues:
   Resident and health care       $126,614  $115,293  $11,321     9.8%
   Management services               1,848       443    1,405   317.2%
   Reimbursed expenses               1,099       532      567   106.6%
                                  --------- --------- -------- -------
      Total revenues               129,561   116,268   13,293    11.4%

Operating expenses:
   Cost of community service
    revenue, exclusive of
    depreciation                    84,315    77,055    7,260     9.4%
   Lease expense                    14,967    15,283     (316)   -2.1%
   Depreciation and amortization,
    inclusive of general and
    administrative  depreciation
    and amortization of $578 and
    $617                             9,329     9,200      129     1.4%
   Amortization of leasehold
    acquisition costs                  591       736     (145)  -19.7%
   Loss on sale of assets              232        22      210   954.5%
   Reimbursed expenses               1,099       532      567   106.6%
   General and administrative        9,611     7,569    2,042    27.0%
                                  --------- --------- -------- -------
      Total operating expenses     120,144   110,397    9,747     8.8%
                                  --------- --------- -------- -------

      Income from operations         9,417     5,871    3,546    60.4%

Other income (expense):
   Interest expense                 (4,114)   (4,444)     330     7.4%
   Interest income                   1,203       794      409    51.5%
   Other                              (292)      443     (735) -165.9%
                                  --------- --------- -------- -------
      Other expense, net            (3,203)   (3,207)       4     0.1%
                                  --------- --------- -------- -------

      Income before income taxes
       and minority interest         6,214     2,664    3,550   133.3%

Income tax expense                   2,336      (300)   2,636   878.7%
                                  --------- --------- -------- -------

      Income from continuing
       operations before minority
       interest                      3,878     2,964      914    30.8%

Minority interest in (earnings)
 losses of consolidated
 subsidiaries, net of tax              105      (851)    (956) -112.3%
                                  --------- --------- -------- -------

      Net income                    $3,983    $2,113   $1,870   -88.5%
                                  ========= ========= ======== =======

 Basic income (loss) per share       $0.13     $0.08
                                  ========= =========
 Diluted income (loss) per share     $0.12     $0.08
                                  ========= =========

Weighted average shares used for
 basic earnings (loss) per share
 data                               31,073    24,997
Effect of dilutive common stock
 options                             1,880     1,609
                                  --------- ---------
Weighted average shares used for
 diluted earnings (loss) per share
 data                               32,953    26,606
                                  ========= =========

------------------------------------------------------

                                  December  December
                                     31,       31,
                                    2005      2004
                                  --------- ---------
Selected Balance Sheet Data:
      Cash and cash equivalents    $40,771   $28,454
      Restricted cash               28,435    50,134
      Working capital deficit      (90,509)  (98,995)
      Land, buildings and
       equipment, net              551,298   496,297
      Total assets                 879,474   749,250
      Long-term debt, including
       current portion             146,583   135,956
      Capital lease and lease
       financing obligations,
       including current portion   177,417   199,126
      Refundable portion of
       entrance fees                85,164    79,148
      Current portion of deferred
       entrance fee income          38,407    33,800
      Long-term deferred entrance
       fee income                  122,417   111,386
      Deferred gain on sale lease-
       back transactions            89,012    98,876
      Shareholders' equity         132,755     5,701


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                     Year ended
                                    December 31,   Increase (Decrease)
                                  ------------------- ----------------
                                    2005      2004      $       %
                                  --------- --------- -------- -------
Revenues:
  Resident and health care        $488,383  $443,443  $44,940    10.1%
  Management services                3,528     1,882    1,646    87.5%
  Reimbursed expenses                3,089     2,284      805    35.2%
                                  --------- --------- -------- -------
      Total revenues               495,000   447,609   47,391    10.6%

Operating expenses:
  Cost of community service
   revenue, exclusive of
   depreciation                    326,504   300,797   25,707     8.5%
  Lease expense                     60,936    60,076      860     1.4%
  Depreciation and amortization,
   inclusive of general and
   administrative  depreciation
   and amortization of $1,925 and
   $1,990                           36,392    31,148    5,244    16.8%
  Amortization of leasehold
   acquisition costs                 2,567     2,917     (350)  -12.0%
  Loss (gain) on sale of assets        709       (41)     750  1829.3%
  Reimbursed expenses                3,089     2,284      805    35.2%
  General and administrative        30,327    28,671    1,656     5.8%
                                  --------- --------- -------- -------
      Total operating expenses     460,524   425,852   34,672     8.1%
                                  --------- --------- -------- -------

      Income from operations        34,476    21,757   12,719    58.5%

Other income (expense):
  Interest expense                 (15,815)  (31,477)  15,662    49.8%
  Interest income                    4,364     2,783    1,581    56.8%
  Other                                192       447     (255)  -57.0%
                                  --------- --------- -------- -------
      Other expense, net           (11,259)  (28,247)  16,988    60.1%
                                  --------- --------- -------- -------

      Income (loss) before income
       taxes and minority interest  23,217    (6,490)  29,707   457.7%

Income tax (benefit) expense       (47,530)    2,421   49,951  2063.2%
                                  --------- --------- -------- -------

      Income (loss) from
       continuing operations
       before minority interest     70,747    (8,911)  79,658   893.9%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                (1,049)   (2,406)   1,357    56.4%
                                  --------- --------- -------- -------

      Net income (loss)            $69,698  $(11,317) $81,015   715.9%
                                  ========= ========= ======== =======

 Basic income (loss) per share       $2.29    $(0.48)
                                  ========= =========
 Diluted income (loss) per share     $2.17    $(0.48)
                                  ========= =========

Weighted average shares used for
 basic earnings (loss) per share
 data                               30,378    23,798
Effect of dilutive common stock
 options                             1,746         -
                                  --------- ---------
Weighted average shares used for
 dilutive earnings (loss) per
 share data                         32,124    23,798
                                  ========= =========

AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
GAAP RECONCILIATION
FREE CASH FLOW
 ($'s in thousands)

Free cash flow is presented to provide additional information concerning cash flow available to meet future debt service obligations and working capital requirements. Free cash flow should not be considered as a measure of financial performance or liquidity under U.S. generally accepted accounting principles. Free cash flow should not be considered in isolation or as alternative to financial statement data presented in the Company's consolidated financial statements as an indicator of financial performance or liquidity. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. The following table reconciles Free cash flow, as described above, to net income (loss) as reflected in the Company's consolidated statements of earnings.


                                 Three       Six      Nine     Twelve
                                 months     months    months   months
                                 ended      ended     ended    ended
                               March 31,  June 30,  Sept. 30, Dec. 31,
                                  2005       2005      2005     2005

Net income                        $2,625   $61,625   $65,715  $69,698
Adjustments to reconcile net
 income to cash and cash
 equivalents provided by
 operating activities:
 Tax benefit from release of
  tax valuation allowance              -   (55,697)  (55,697) (55,697)
 Depreciation and amortization    10,066    19,685    29,572   39,633
 Loss on extinguishment of
  debt                                 -       794       794      794
 Amortization of deferred
  entrance fee revenue            (4,064)   (8,894)  (13,418) (18,264)
 Proceeds from entrance fee
  sales, net of refunds            7,805    18,211    26,463   37,404
 Deferred income tax benefit        (765)        -         -        -
 Amortization of deferred gain
  on sale-leaseback transactions  (2,956)   (5,911)   (8,867) (11,815)
 Amortization of deferred
  compensation                       218       412       695    1,947
 Minority interest in earnings
  of consolidated subsidiaries        71       671     1,154    1,049
 Tax benefit from exercise of
  stock options                      395       558       847    2,266
 (Gains) losses from
  unconsolidated joint ventures      (66)     (160)     (260)      (6)
 Loss (gain) on sale of assets        12      356       477      709

                              ----------------------------------------
Net cash and cash equivalents
 provided by operating
 activities (before changes in
 assets and liabilities,
 exclusive of acquisitions and
 sale leaseback transactions)     13,341    31,650    47,475   67,718
 Proceeds from refundable
  entrance fee sales, net of
  refunds                         (1,521)   (2,737)   (4,611)  (6,210)
 Adjustments for lease
  escalators and other accruals    1,004     2,220     3,502    4,565
 Additions to land, building
  and equipment                  (19,629)  (27,533)  (44,303) (56,447)
 Plus:  Development
  expenditures (funded
  separately)                        693     2,266     5,929   12,587
 Distributions to minority
  interest holders                  (984)   (2,378)   (3,222)  (4,066)
 Principal reductions in
  master trust liability            (285)     (553)     (817)  (1,071)
 Other adjustments for
  transactions / refinancings     15,015    15,764    24,319   24,319
                              ----------------------------------------

Free cash flow                     7,634    18,699    28,272   41,395

 Principal payments on long-
  term debt                       (4,897)   (9,869)  (14,527) (19,441)

                              ----------------------------------------
Free cash flow after principal
 payments                         $2,737    $8,830   $13,745  $21,954
                              ========================================


                                            Quarter Ended
                              ----------------------------------------
                                March 31, June 30,  Sept. 30, Dec. 31,
                                  2005      2005      2005     2005

Net income                        $2,625   $59,000    $4,090   $3,983
Adjustments to reconcile net
 income to cash and cash
 equivalents provided by
 operating activities:
 Tax benefit from release of
  tax valuation allowance              -   (55,697)        -        -
 Depreciation and amortization    10,066     9,619     9,887   10,061
 Loss on extinguishment of debt        -       794         -        -
 Amortization of deferred
  entrance fee revenue            (4,064)   (4,830)   (4,524)  (4,846)
 Proceeds from entrance fee
  sales, net of refunds            7,805    10,406     8,252   10,941
 Deferred income tax benefit        (765)      765         -        -
 Amortization of deferred gain
  on sale-leaseback transactions  (2,956)   (2,955)   (2,956)  (2,948)
 Amortization of deferred
  compensation                       218       194       283    1,252
 Minority interest in earnings
  of consolidated subsidiaries        71       600       483     (105)
 Tax benefit from exercise of
  stock options                      395       163       289    1,419
 (Gains) losses from unconsolidated
  joint ventures                     (66)      (94)     (100)     254
 Loss (gain) on sale of assets        12       344       121      232

                              ----------------------------------------
Net cash and cash equivalents
 provided by operating activities
 (before changes in assets and
 liabilities, exclusive of
 acquisitions and sale leaseback
 transactions)                    13,341    18,309    15,825   20,243

 Proceeds from refundable
  entrance fee sales, net of
  refunds                         (1,521)   (1,216)   (1,874)  (1,599)
 Adjustments for lease
  escalators and other accruals    1,004     1,216     1,282    1,063
 Additions to land, building
  and equipment                  (19,629)   (7,904)  (16,770) (12,144)
  Plus:  Development
   expenditures (funded
   separately)                       693     1,573     3,663    6,658
 Distributions to minority
  interest holders                  (984)   (1,394)     (844)    (844)
 Principal reductions in
  master trust liability            (285)     (268)     (264)    (254)
 Other adjustments for
  transactions / refinancings     15,015       749     8,555        -
                              ----------------------------------------

Free cash flow                     7,634    11,065     9,573   13,123

 Principal payments on long-
  term debt                       (4,897)   (4,972)   (4,658)  (4,914)

                              ----------------------------------------
Free cash flow after principal
 payments                         $2,737    $6,093    $4,915   $8,209
                              ========================================




    CONTACT: American Retirement Corporation, Nashville
             Ross C. Roadman, 615-376-2412